EXHIBIT 99

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Tosco Corporation

          Our report on the consolidated financial statements of Tosco Corporation and its subsidiaries is included on Page F-2 of this Form 10-K. In connection with our audits of such financial statements, we have also audited Exhibit 99 presented on pages F-31 through F-33 of this Form 10-K.

          In our opinion, the Exhibit 99 referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all materal respects, the information required to be included herein.

PricewaterhouseCoopers LLP

Phoenix, Arizona
March 9, 2001

EXHIBIT 99

TOSCO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(In Millions)

                                                           Tosco     Bayway      Nonguaranteeing
                                                         (Issuer)   (Guarantor)  Subsidiaries Eliminations Consolidated
           BALANCE SHEET - DECEMBER 31, 2000
 Assets:
      Cash and cash equivalents                             $(58.7)               $  82.5                     $ 23.8
      Marketable securities and deposits                      21.9                   52.1                       74.0
      Other current assets (a)                             2,362.2                  626.5                    2,988.7
                                                           -------     --------  ---------        --------  ---------
           Total current assets                            2,325.4         -        761.1             -      3,086.5
      Other assets                                         3,680.7       501.8    1,739.2             (4.4)  5,917.3
      Investment in Bayway and other subsidiaries          1,337.6                                (1,337.6)
                                                           -------     --------  ---------        --------  ---------
                                                         $ 7,343.7     $ 501.8   $2,500.3        $(1,342.0) $9,003.8
                                                         =========     =======   ========        =========  ========

 Liabilities and Shareholders' Equity:
      Current liabilities                                $ 2,784.9               $  243.5                   $3,028.4
      Revolving credit facility and long-term debt         1,856.0                   36.6                    1,892.6
      Other liabilities                                      990.2                  187.3            (4.4)   1,173.1
      Intercompany liabilities (assets)                     (897.1)      123.8      773.3
      Trust Preferred Securities                                 -                  300.0                      300.0
      Total shareholders' equity                           2,609.7       378.0      959.6         (1337.6)   2,609.7
                                                           -------       -----      -----         -------    -------
                                                         $ 7,343.7    $  501.8   $2,500.3       $(1,342.0)  $9,003.8
                                                         =========    ========   ========       =========   ========
   STATEMENT OF INCOME - YEAR ENDED DECEMBER 31, 2000
 Sales                                                  $ 20,100.4               $4,444.8                  $24,545.2
 Cost of sales                                           (18,622.3)       15.1   (4,190.3)                 (22,797.5)
 Depreciation and amortization                              (230.1)      (15.1)    (109.0)                    (354.2)
 Special items:
      Gain on disposition of Avon Refinery                    20.0                                              20.0
 Selling, general, and administrative expenses (b)          (217.7)                (133.7)                    (351.4)
 Interest expense, net                                      (162.6)                   7.5                     (155.1)
                                                            ------    ---------   ---------    ---------    --------
 Income before income taxes and distributions on Trust
     Preferred Securities                                    887.7         -         19.3             -        907.0
 Income taxes                                               (359.6)                  (7.8)                    (367.3)
 Distributions on Trust Preferred Securities, net
     of  income benefit                                       -                     (10.3)                     (10.3)
                                                           -------     --------  ---------        --------  --------
  Net income                                               $ 528.2       $ -      $   1.2         $ -       $  529.4
                                                           =======       ====     =======         ===       ========

      STATEMENT OF CASH FLOWS - YEAR ENDED DECEMBER 31, 2000
 Cash flows from operating activities:
      Net income                                           $ 528.2       $ -      $   1.2         $ -        $ 529.4
      Depreciation and amortization, provision for bad
        debts,  and deferred income taxes                    397.5        15.1      109.0                      521.6
      Restructuring recovery                                  (3.8)                                             (3.8)
      Gain on disposition of Avon Refinery                   (20.0)                                            (20.0)
      Changes in operating assets and liabilities, net       650.6                 (108.9)                     541.7
      Other, net                                              11.4                   (1.0)                      10.4
                                                            ------       --------  ---------      --------    ------
        Net cash provided by operating activites           1,563.9        15.1        0.3             -      1,579.3
                                                           -------       --------  ---------      ---------  -------

 Cash flows from investing activities:
      Purchase of property, plant, equipment, net           (238.3)     (189.5)    (193.7)                    (621.5)
      Acquisition of ExxonMobil retail system               (248.0)                (119.9)                    (367.9)
      Acquisition of Wood River Refinery                    (746.7)                                           (746.7)
      Acquisition of Alliance Refinery                      (908.2)                                           (908.2)
      Increase in deferred turnarounds, charges, and
          other assets, net                                 (105.8)                   3.2                     (102.6)
      Proceeds on sale of Avon Refinery                      797.5                                             797.5
      Intercompany transfers                                (517.5)      174.4      343.1                        -
      Net change in marketable securities, deposits,
          and other                                         (14.6)                  (5.9)                     (20.5)
                                                           -------      --------  --------      ---------   --------
      Net cash (used in) provided by investing
          activities                                      (1,981.6)      (15.1)      26.8            -      (1,969.9)
                                                          ---------     --------  --------      ---------   ---------
 Cash flows from financing activities:
      Net repayments under revolving credit facilities        10.0                                              10.0
      Payments under long-term debt agreements              (275.4)                  (1.3)                    (276.7)
      Proceeds from issuance of 8.125% Notes                 600.0                                             600.0
      Proceeds from issuance of Floating Rate Notes          300.0                                             300.0
      Payment for purchase / defeasement of First
          Mortgage Bonds                                    (211.3)                                           (211.3)
      Dividends paid on common stock                         (41.9)                                            (41.9)
      Other, net                                               6.0                                               6.0
                                                           -------      --------  --------      ---------   --------
           Net cash provided by (used in)
              financing activities                           387.4         -         (1.3)            -        386.1
                                                           -------      --------  --------      ---------   --------

 Net (decrease) increase in cash and cash equivalents        (30.3)        -         25.8             -         (4.5)
 Cash and cash equivalents at beginning of year              (28.4)                  56.7                       28.3
                                                            -------      --------  --------      ---------   --------
 Cash and cash equivalents at end of year                  $ (58.7)      $ -       $ 82.5           $ -       $ 23.8
                                                          ========     =======    ========       =========   ========

(a) Inventories are valued at the lower of cost or market value, which is measured on a consolidated basis.

(b) The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Nonguaranteeing Subsidiaries. Tosco may revise its allocation method in the future.

EXHIBIT 99

TOSCO CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATING FINANCIAL INFORMATION (In Millions)

                                                          Tosco    Bayway     Nonguaranteeing
                                                        (Issuer)  (Guarantor) Subsidiaries Eliminations Consolidated
            BALANCE SHEET - DECEMBER 31, 1999
 Assets:
      Cash and cash equivalents                           $ (28.4)              $ 56.7                    $ 28.3
      Marketable securities and deposits                      7.5                 46.3                      53.8
      Other current assets (a)                            1,122.9                439.5                   1,562.4
                                                          -------   -------      -----   ----------      -------
           Total current assets                           1,102.0                542.5                   1,644.5
      Other assets                                        2,704.0     325.0    1,543.3         (4.4)     4,567.9
      Investment in Bayway and other subsidiaries         1,336.4                          (1,336.4)
                                                          -------   -------      -----   ----------      -------
                                                        $ 5,142.4   $ 325.0  $ 2,085.8   $ (1,340.8)   $ 6,212.4
                                                        =========   =======  =========   ==========    =========

 Liabilities and Shareholders' Equity:
      Current liabilities                               $ 1,405.4              $ 201.7                 $ 1,607.1
      Revolving credit facility and long-term debt        1,420.9                 38.0                   1,458.9
      Other liabilities                                     585.0                157.5         (4.4)       738.1
      Intercompany liabilities (assets)                    (377.2)    (53.0)     430.2
      Trust Preferred Securities                                                 300.0                     300.0
      Total shareholders' equity                          2,108.3     378.0      958.4     (1,336.4)     2,108.3
                                                          -------     -----      -----     --------      -------
                                                        $ 5,142.4   $ 325.0  $ 2,085.8   $ (1,340.8)   $ 6,212.4
                                                        =========   =======  =========   ==========    =========
   STATEMENT OF INCOME - YEAR ENDED DECEMBER 31, 1999
 Sales                                                 $ 10,805.2            $ 3,556.9                $ 14,362.1
 Cost of sales                                           (9,873.6)     15.2   (3,244.9)                (13,103.3)
 Depreciation and amortization                             (196.0)    (15.2)     (97.2)                   (308.4)
 Special items:
      Inventory recovery                                    240.0                                          240.0
      Restructuring recovery                                  2.1                                            2.1
      Avon Refinery start-up costs                          (43.1)                                         (43.1)
      Gain on sale of retail assets in non-core markets                           40.5                      40.5
 Selling, general, and administrative expenses (b)         (179.4)              (125.8)                   (305.2)
 Interest expense, net                                     (123.0)                 4.2                    (118.8)
                                                          -------   -------      -----   ----------      -------

 Income before income taxes and distributions on Trust
     Preferred Securities                                   632.2               133.7                     765.9
Income taxes                                               (259.2)              (54.8)                   (314.0)
 Distributions on Trust Preferred Securities, net of
     income tax benefit                                                         (10.2)                    (10.2)
                                                          -------     -----      -----     --------      -------
 Net income                                               $ 373.0       $ -    $ 68.7          $ -      $ 441.7
                                                          =======     =====    ======      ========      =======

       STATEMENT OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1999
 Cash flows from operating activities:
      Net income                                          $ 373.0       $ -     $ 68.7          $ -      $ 441.7
      Depreciation and amortization, provision for bad
        debts, and deferred income taxes                    360.6      15.2       97.2                     473.0
      Inventory recovery                                   (240.0)                                        (240.0)
      Restructuring recovery                                 (2.1)                                          (2.1)
      Gain on sale of retail assets in non-core markets                          (40.5)                    (40.5)
      Changes in operating assets and liabilities, net      349.5               (174.0)                    175.5
      Other, net                                              8.1                                            8.1
                                                            -----     -----      -----     --------      -------
            Net cash provided by (used in) operating
               activities                                   849.1      15.2      (48.6)                    815.7
                                                            -----      ----      -----                     -----

 Cash flows from investing activities:
      Purchase of property, plant, equipment, net           (211.3)   (70.3)    (13.2)                    (294.8)
      Increase in deferred turnarounds, charges, and
          other asset                                        (65.5)               14.7                     (50.8)
      Acquisition of retail systems, net of cash acquired    (22.8)              (95.3)                   (118.1)
      Intercompany transfers                                (225.8)    55.1      170.7
      Intercompany dividend                                   15.7               (15.7)
      Net change in marketable securities, deposits,
           and other                                          (2.1)               (6.8)                     (8.9)
                                                           -------    --------  --------      ---------   --------

           Net cash (used in) provided by investing
               activities                                   (511.8)   (15.2)      54.4                    (472.6)
                                                           -------    --------  --------      ---------   --------

 Cash flows from financing activities:
      Net repayments under revolving credit facilities       (90.0)                                        (90.0)
      Payments under long-term debt agreements                                    (6.0)                     (6.0)
      Repurchase of common stock                            (216.5)                                       (216.5)
      Dividends paid on common stock                         (40.0)                                        (40.0)
      Other, net                                               6.4                                           6.4
                                                            -------    -----      -----       --------    -------

           Net cash used in financing activities             (340.1)               (6.0)                   (346.1)
                                                            -------    ------     ------      --------    --------

 Net decrease in cash and cash equivalents                     (2.8)               (0.2)                     (3.0)
 Cash and cash equivalents at beginning of year               (25.6)               56.9                      31.3
                                                            -------    -----      -----     --------      -------
 Cash and cash equivalents at end of year                   $ (28.4)     $ -     $ 56.7          $ -       $ 28.3
                                                            =======    =====     ======     ========       ======

(a) Inventories are valued at the lower of cost or market value, which is measured on a consolidated basis.

(b) The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Non-guaranteeing Subsidiaries. Tosco may revise its allocation method in the future.

EXHIBIT 99

TOSCO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING FINANCIAL INFORMATION
(In Millions)

                                                         Tosco     Bayway       Nonguaranteeing
                                                        (Issuer)  (Guarantor)(a)Subsidiaries Eliminations Consolidated
   STATEMENT OF INCOME - YEAR ENDED DECEMBER 31, 1998
 Sales                                                  $ 7,429.8   $ 1,161.3      3,430.4        $ -      $ 12,021.5
 Cost of sales                                           (6,618.0)   (1,089.2)    (3,098.6)                 (10,805.8)
 Depreciation and amortization                             (173.9)      (18.5)      (121.5)                    (313.9)
 Special items:
      Inventory writedown                                  (240.0)                                             (240.0)
      Restructuring charge                                  (40.0)                                              (40.0)
 Selling, general, and administrative expenses (b)         (174.4)       (7.9)      (118.0)                    (300.3)
 Interest expense, net                                     (115.8)       (7.6)         0.7                     (122.7)
                                                           ------        ----          ---        ------       ------
 Income before income taxes and distributions on Trust
     Preferred Securites                                     67.7        38.1         93.0                      198.8
 Income taxes                                               (28.1)      (15.8)       (38.6)                     (82.5)
 Distributions on Trust Preferred Securities, net of
     income tax benefit                                                              (10.1)                     (10.1)
                                                           ------      ------        -----        ------        -----
 Net income                                                $ 39.6      $ 22.3       $ 44.3        $ -       $   106.2
                                                           ======      ======       ======        ======    =========

  STATEMENT OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1998
 Cash flows from operating activities:
      Net income                                           $ 39.6      $ 22.3      $ 44.3        $ -        $  106.2
       Depreciation and amortization, provision for bad
         debts, and deferred income taxes                   309.7        18.5       121.5                      449.7
       Inventory writedown                                  240.0                                              240.0
       Restructuring charge                                  40.0                                               40.0
       Changes in operating assets and liabilities, net    (316.8)      104.5        61.3                     (151.0)
       Other, net                                           (14.0)                    1.3                      (12.7)
                                                           ------      ------        -----        ------       -----
            Net cash provided by operating activities       298.5       145.3       228.4                      672.2
                                                           ------      ------        -----        ------       -----

 Cash flows from investing activities:
      Purchase of property, plant, equipment, net and
        increase in deferred turnarounds, charges,
        and other assets, net                              (332.6)      (44.3)     (102.6)                    (479.5)
      Intercompany transfers                                109.9       (95.5)      (14.4)
      Intercompany dividend                                  (0.3)       (5.5)        5.8
      Net change in marketable securities, deposits,
        and other                                             1.3                    (7.0)                      (5.7)
                                                           ------      ------        -----        ------       -----
           Net cash used in investing activities           (221.7)     (145.3)     (118.2)                    (485.2)
                                                           ------      ------        -----        ------       -----

 Cash flows from financing activities:
      Net borrowings under revolving credit facilities       30.0                                              30.0
      Payments under long-term debt agreements               (0.5)                  (78.6)                    (79.1)
      Payments under Circle K pre-acquisition debt                                   (3.5)                     (3.5)
      Repurchase of common stock                           (101.1)                                           (101.1)
      Dividends paid on common stock                        (37.1)                                            (37.1)
      Other, net                                              0.6                                               0.6
                                                           ------      ------        -----        ------      -----
           Net cash used in financing activities           (108.1)                  (82.1)                   (190.2)
                                                           ------      ------        -----        ------     ------

 Net (decrease) increase in cash and cash equivalents       (31.3)                   28.1                     (3.2)
 Cash and cash equivalents at beginning of year               5.7                    28.8                     34.5
                                                           ------      ------       -----        ------      -----
 Cash and cash equivalents at end of year                 $ (25.6)        $ -      $ 56.9        $ -        $ 31.3
                                                          =======      ======      ======        =======    ======

(a) Effective April 1, 1998, the working capital, certain long-term assets, and operating results of Bayway were consolidated into Tosco.

(b) The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Non-guaranteeing Subsidiaries. Tosco may revise its allocation method in the future.